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                                                             Exhibit 10.58



                                 LOAN AGREEMENT

between

Konrad Hornschuch AG,
Weissbach,
Germany,

      hereinafter: the "Lender" -

and

Decora Incorporated,
Fort Edward,
New York, USA

      hereinafter: the "Borrower" -

      WHEREAS, Decora Industries, Inc. holds 100% of the shares of Decora Incorporated and of Decora Industries Deutschland GmbH which in turn is the owner of approximately 75% of all outstanding shares of the Lender and the Parties agree that their business relationship shall be at arm's length at all times;

      WHEREAS, both the Borrower and the Lender are in the business of producing and distributing self-adhesive decorative covering; Borrower currently produces Con-Tact for distribution by Rubbermaid and Con-Tact is a market leader as a surface covering in the United States; Lender is the manufacturer and distributor of other decorative covering products in Europe and elsewhere which currently have no significant distribution in the U.S.;

      WHEREAS, the Lender and the Borrower intend to deepen their cooperation with regard to Lender's establishing of a distribution network in the United States for its self-adhesive decorative covering and by utilizing the Con-Tact name outside of North America, thereby realizing substantial synergies for the mutual benefit of the Lender and the Borrower;

      WHEREAS, the Borrower intends to acquire from Rubbermaid Incorporated (hereinafter, "Rubbermaid") the assets of Rubbermaid's decorative coverings division which include trademarks (including the Con-Tact brand), retail shelf space and fixed assets (hereinafter: the "Rubbermaid Acquisition") and the Lender wishes to participate directly in the Rubbermaid

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Acquisition by (i) arranging for Borrower to distribute Lender's products using
Rubbermaid's distribution channels in over 15,000 outlets in the United States and (ii) by receiving world-wide rights to the Con-Tact brand outside of North America which will give the Lender access to markets where a popular lower cost alternative to Lender's d-c-fix brand is required);

      WHEREAS, the Lender has substantial funds immediately available under existing of credit and the Borrower requires funds on short notice in order to be able to consummate the Rubbermaid Acquisition, the Borrower being ready to pay interest at rates above the rates payable by the Lender under the Lender's existing lines of credit;

      WHEREAS, the interim financing is intended to be replaced by bank or other third party financing incurred by the Borrower no later than 3 years from the Drawdown Date (as defined);

      NOW it is hereby agreed as follows:

      1.    LOAN

      The Lender hereby grants to the Borrower a loan in the amount of DM 18,000,000.

      2.    DRAWDOWN

      The loan can be drawn by the Borrower upon satisfaction of all payment conditions set forth in clause 8 hereof namely the date the last payment condition set forth in clause 8 hereof has been satisfied (the "Drawdown Date").

      3.    PURPOSE OF USE

      The loan is made available to the Borrower exclusively for the purpose of financing the purchase price for the Rubbermaid Acquisition including ancillary transaction costs. Any use of the loan proceeds for other purposes (including passing on the loan proceeds to entities affiliated to the Borrower) shall be expressly excluded. Upon request, the use of the loan proceeds will be demonstrated to the Lender by the Borrower.

      4.    INTEREST RATE

      The interest rate will be determined by the Parties on the Drawdown Date based on the effective interest rate payable by the Lender on the refinancing loans incurred by the Lender plus an effective margin of 0.5 percentage points p.a.

      Interest is due and payable in arrears at the end of the Loan Period.

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      5.    REPAYMENT

      The loan is granted for a fixed period ending on the 3rd anniversary of the Drawdown Date (the "Loan Period"). The statutory rights of either party to termination for cause shall remain unaffected. The Borrower shall be entitled to premature partial or total re- payments; no prepayment penalties apply, except to the extent the Lender shall become subject to prepayment penalties on the refinancing loans he has incurred.

      6.    COLLATERAL

      The Borrower undertakes to provide the following collateral:

      - First security interest in the machinery, equipment and fixtures of Borrower (the "Collateral").

      7.    COVENANTS

      During the entire Loan Period, to keep the Lender informed on the development of its financial status, the Borrower will provide the Lender with

      - audited annual accounts of the Borrower and Decora Industries, Inc. no later than 105 days after the end of any business year;

      - quarterly reports of the Borrower and Decora Industries, Inc. including balance sheets and profit and loss statements for the respective quarter no later than 50 days after the end of the respective quarter.

      8.    PAYMENT CONDITIONS

      Payment of the Loan Principal to the Borrower is subject to satisfaction of the following conditions:

      - signing of a Purchase Agreement between the Borrower and Rubbermaid regarding the Rubbermaid Acquisition;

      -     valid grant of first priority security interests in the Collateral;

      - signing of a Marketing and Distribution Agreement regarding establishment of U.S. distribution for products of the Lender using distribution channels in the U.S. to be acquired by the Borrower in the course of the Rubbermaid Acquisition;

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      -     signing of a Licensing Agreement which gives the Lender the right to world-wide use of the Con-Tact brand outside North America;

      9.    APPLICABLE LAW; PLACE OF VENUE

      This Agreement is exclusively subject to German law without giving effect to principles of conflicts of laws; the agreements referred to in clause 8 will be subject to the law stipulated therein. Any and all claims under this Agreement are subject to the exclusive jurisdiction of the courts of Stuttgart.

      10.   MISCELLANEOUS

      Except as stipulated herein, there are no side agreements to this Agreement. Any amendments to this Agreement must be made in writing in order to become valid.

      In the event that any provision hereof shall be held to be invalid or ineffective, the remaining provisions hereof shall be unaffected thereby. The parties undertake to replace the invalid or ineffective provision by such valid and effective provision which most closely corresponds to the economic purpose of the invalid or ineffective provision. The same shall apply mutatis mutandis with regard to supplementary interpretation of this Agreement.

Dated:  April 28, 1998


/s/ Konrad Hornschuch AG                /s/ Decora Incorporated
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Lender                                  Borrower